Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of April 28, 2011 by and among NATIONAL FINANCIAL PARTNERS CORP. (the “Borrower”); the financial institutions signing below and BANK OF AMERICA, N.A., as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).

RECITALS

A.           The Borrower, the financial institutions party thereto and the Administrative Agent are parties to the Credit Agreement dated as of July 8, 2010 (as the same may hereafter be amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B.           The Borrower has requested certain amendments to the Credit Agreement as set forth herein.

C.           The Required Lenders are willing to consent to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereto agree as follows:

I.           DEFINITIONS.  Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as assigned to them in the Credit Agreement, except to the extent such meanings are amended hereby.

II.           AMENDMENTS TO CREDIT AGREEMENT.  Subject to the satisfaction of each of the conditions set forth herein, the Borrower and the Required Lenders agree that the Credit Agreement is hereby amended as follows:

A.           Definitions.

1.           The definitions of “Consolidated Fixed Charges” and “Fee Letter” contained Section 1.1 of the Credit Agreement are hereby restated in their entirety to read as follows:

“‘Consolidated Fixed Charges’:  for any period, the sum (without duplication) of (a) Consolidated Net Interest Expense for such period, to the extent paid in cash, (b) scheduled payments, if any, due and payable during such period on account of principal of Indebtedness (other than (i) earnout and contingent consideration payments made in cash in connection with any Permitted Acquisition or an acquisition closed prior to the Closing Date or an acquisition pursuant to Section 7.7(o), and (ii) payments made in cash in connection with, or as part of, the Permitted Convertible Note Hedge and the termination or settlement of any Permitted Warrant), (c) earnout and other contingent consideration payments made in cash in connection with any Permitted Acquisition or an acquisition closed prior to the Closing Date or an acquisition pursuant to Section 7.7(o), and (d) Restricted Payments made in cash in such period by the Borrower or any of its Subsidiaries calculated on a consolidated basis (other than Restricted Payments in the form of Capital Stock purchases or repurchases under Section 7.6(j) which shall be excluded from the calculation of ‘Consolidated Fixed Charges’).”

“‘Fee Letter’:  the letter agreement dated May 4, 2010 among the Borrower, the Administrative Agent and BAS and any other fee letter hereafter executed and delivered by the Borrower and either or both of such other parties (or any successor thereto, including Merrill Lynch, Pierce, Fenner & Smith Incorporated) relating hereto.”

2.           The definition of “GAAP” set forth in Section 1.1 of the Credit Agreement is amended by adding the phrase "and Section 7.2" after the phrase "Section 7.1" therein.

B.           Fixed Charge Coverage Ratio.  Section 7.1(c) of the Credit Agreement is hereby restated in its entirety to read as follows:

“(c)           Consolidated Fixed Charge Coverage Ratio.  On the last day of each fiscal quarter of the Borrower (commencing with the fiscal quarter ended September 30, 2010), permit the Consolidated Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters of the Borrower ending on such date to be less than 1.5:1.0.”

C.           Restricted Payments.  Section 7.6 of the Credit Agreement is hereby amended as follows:

1.           By restating in its entirety the introductory paragraph of Section 7.6 of the Credit Agreement as follows:

“7.6           Restricted Payments; Payments of Certain Indebtedness.  Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member (other than the cash settlement of vested equity incentive awards granted by the Borrower to current or former officers, directors, employees or Managers of Group Members), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”) or make any payments on Indebtedness (other than interest or fees) permitted under Section 7.2(a)(xi) or 7.2(b) prior to maturity thereof, except that:”

2.           By restating in its entirety Section 7.6(a) as follows:

“(a)           the Borrower will be permitted to (i) purchase, redeem or defease an aggregate principal amount of 2007 Convertible Notes tendered pursuant to the 2007 Tender Offer Documents not in excess of an amount equal to the gross proceeds of the 2010 Convertible Notes and the Term Loan, so long as both before and after giving effect to any such repurchase or payment, no Default or Event of Default shall have occurred and be continuing, and (ii) make Restricted Payments (other than repurchases of its Capital Stock) and repurchases of and payments on Indebtedness permitted under Section 7.2(a)(xi) or 7.2(b), so long as (A) both before and after giving effect to any such Restricted Payment, repurchase or payment, no Default or Event of Default shall have occurred and be continuing on a pro forma basis (as if such Restricted Payment, repurchase or payment had been made on the last day of the most recent fiscal quarter of the Borrower for which the Administrative Agent shall have received from the Borrower all financial statements required to be delivered pursuant to Section 6.1 and not otherwise past due), and (B) after giving effect to any such Restricted Payment, repurchase or payment, Minimum Liquidity shall be not less than $50,000,000; ”

3.           By deleting the “and” at the end of Section 7.6(h), by deleting the period and adding “, and” to the end of Section 7.6(i), and by adding a new subsection (j) to Section 7.6 at the end thereof to read:

“(j)           the Borrower may make purchases or repurchases of its Capital Stock so long as (A) both before and after giving effect to any such purchase or repurchase, no Default or Event of Default shall have occurred and be continuing, (B) both before and after giving effect to any such purchase or repurchase, on a pro forma basis, the Consolidated Leverage Ratio for the most recently completed period of four consecutive fiscal quarters for which financial statements have been furnished pursuant to Section 6.1 shall not exceed 2.25:1.0, (as if such repurchase had been made on the last day of the most recent fiscal quarter of the Borrower for which the Administrative Agent shall have received from the Borrower all financial statements required to be delivered pursuant to Section 6.1 and not otherwise past due), (C) after giving effect to any such purchase or repurchase, Minimum Liquidity shall be not less than $50,000,000, and (D) after giving effect to all such purchases or repurchases made under this Section 7.6(j), the aggregate amount of all such repurchases made in any period of four consecutive fiscal quarters shall not exceed $50,000,000;”

D.           Liens.  The reference in Section 7.3(g) to "Sections 7.2(a)(vii) or 7.2(c)(ii)" is hereby revised to refer instead to "Sections 7.2(a)(viii) or 7.2(c)(ii)".

E.           No Further Amendments. Except as specifically amended hereby, the text of the Credit Agreement and of all other Loan Documents shall remain unchanged and in full force and effect.

III.           REFERENCES IN LOAN DOCUMENTS; CONFIRMATION OF SECURITY. All references to the “Credit Agreement” in all Loan Documents shall, from and after the date hereof, refer to the Credit Agreement, as amended by this Amendment, and all Obligations shall be secured by and be entitled to the benefits of the Security Documents.  All Security Documents heretofore executed by any Loan Party shall remain in full force and effect and, by each Loan Party’s signature hereto, such Security Documents are hereby ratified and affirmed.

IV.           REPRESENTATIONS, WARRANTIES AND COVENANTS.  The Borrower hereby represents and warrants to, and covenants and agrees with, the Administrative Agent and the Lenders that:

A.           The execution and delivery of this Amendment and the Loan Documents to which any Loan Party is a party have been duly authorized by all requisite action on the part of such Loan Party.

B.           The representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date, except to the extent (a) such representations and warranties are made with reference to an earlier date, in which case each such representation and warranty shall be true and correct in all material respects as of such date only and (b)  inaccuracies resulting from transactions prior to the date hereof which were expressly permitted under the Loan Documents, as applicable.

C.           Both before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

D.           As of the Amendment Closing Date (as defined below), no Loan Party has any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of the Administrative Agent or any Lender, the effectiveness, genuineness, validity, collectibility or enforceability of the Credit Agreement or any of the other Loan Documents, the Obligations, the Liens securing any of the Obligations, or any of the terms or conditions of any Loan Document.

E.           Each of the Loan Documents constitutes the legal, valid and binding obligation of each Loan Party signatory thereto, enforceable against it in accordance with its respective terms, except as the enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

V.           CONDITIONS TO THIS AMENDMENT.  The effectiveness of this Amendment is conditioned on satisfaction of the following conditions (the date on which all such conditions are satisfied, the “Amendment Closing Date”):

A. Amendment.  The Loan Parties shall have executed and delivered to the Administrative Agent this Amendment and the Consent and Acknowledgement attached hereto, and the Required Lenders shall have executed and delivered to the Administrative Agent this Amendment.

B.           Other Matters.  All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to the Administrative Agent’s counsel.

C.           Fees.  The Borrower shall have paid all fees agreed to be paid by the Borrower pursuant to the Fee Letter dated April 28, 2011 among the Borrower and the Administrative Agent or Section VI below.

VI.           MISCELLANEOUS.

A.           To induce the Required Lenders to execute and deliver this Amendment, the Borrower agrees to pay, on the date on which the conditions precedent set forth in Article V of this Amendment are satisfied, to the Administrative Agent for the ratable benefit of the Lenders who sign this Amendment on or prior to such date, an amendment fee equal to 0.05% of the Commitment of each such consenting Lender.  As provided in the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent upon demand for all reasonable fees and disbursements of counsel to the Administrative Agent incurred in connection with the preparation of this Amendment and the other documents executed in connection herewith.

B.           THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

C.This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.  Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.
[The next pages are the signature pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

NATIONAL FINANCIAL PARTNERS CORP.

By: /s/ Donna J. Blank
Donna J. Blank
Executive Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Fani Davidson
Name: Fani Davidson
Title: Assistant Vice President
BANK OF AMERICA, N.A., as a Lender

By: /s/ Richard M. Williams
Name: Richard M. Williams
Title:   Senior Vice President

BANK OF AMERICA, N.A., as Issuing Lender

By: /s/ Richard M. Williams
Name: Richard M. Williams
Title:   Senior Vice President

BANK OF AMERICA, N.A., as Swingline Lender

By: /s/ Richard M. Williams
Name: Richard M. Williams
Title:   Senior Vice President

(signatures continued)

WELLS FARGO BANK NATIONAL ASSOCIATION a/k/a Wells Fargo Bank, N.A., as Syndication Agent

By: /s/ Tyrone S. Williams
Name: Tyrone S. Williams
Title:   SVP

WELLS FARGO BANK NATIONAL ASSOCIATION a/k/a Wells Fargo Bank, N.A., as a Lender

By: /s/ Tyrone S. Williams
Name: Tyrone S. Williams
Title:   SVP

WELLS FARGO PRINCIPAL LENDING LLC, as a Lender

By: /s/ Dennis R. Ascher
Name:  Dennis R. Ascher
Title:  Managing Director

(signatures continued)

ING CAPITAL LLC, as Co-Documentation Agent

By: /s/ Kunduck Moon
Name:  Kunduck Moon
Title:    Managing Director

ING CAPITAL LLC, as a Lender

By: /s/ Kunduck Moon
Name:  Kunduck Moon
Title:    Managing Director

(signatures continued)

RBS CITIZENS, NATIONAL ASSOCIATION, as Co-Documentation Agent

By: /s/ Barrett D. Bencivenga
Name:  Barrett D. Bencivenga
Title:    SVP

RBS CITIZENS, NATIONAL ASSOCIATION, as a Lender

By: /s/ Barrett D. Bencivenga
Name:  Barrett D. Bencivenga
Title:    SVP

(signatures continued)

US BANK NATIONAL ASSOCIATION, as Co-Documentation Agent

By: /s/ Patrick McGraw
Name:  Patrick McGraw
Title:    Vice President

US BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Patrick McGraw
Name:  Patrick McGraw
Title:    Vice President

(signatures continued)

CAPITAL ONE NATIONAL ASSOCIATION, as a Lender

By: /s/ Anthony J. Timpanaro
Name:  Anthony J. Timpanaro
Title:    Vice President